***Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (this “Agreement”) is dated as of August 21, 2026, by and between Skye Bioscience, Inc. (the “Company”), and Redmile Biopharma Investments III, L.P. (the “Buyer”).
WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, (A) shares (the “Common Shares”) of the Common Stock (as defined below) and (B) if applicable pursuant to the terms hereof, shares (the “Non-Voting Shares” and, together with the Common Shares, the “Shares”) of the Non-Voting Common Stock (as defined below), with an aggregate purchase price of up to the Available Amount (as defined below);
WHEREAS, in connection with entry into this Agreement, immediately following the Redx Transaction Agreement Closing (as defined below), the Company shall issue to the Buyer a warrant in the form attached hereto as Exhibit A to purchase a number of shares of Common Stock and/or Non-Voting Common Stock equal, in the aggregate, to $5,000,000 divided by the PIPE Price (as defined below) (the “Warrant”); and
WHEREAS, in connection with entry into this Agreement, the Company and the Buyer will execute and deliver a Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities (as defined below) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws; and
NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Buyer agree as follows:
1.Purchase and Sale of Shares. Subject to the terms and conditions set forth in this Agreement, the Company has the right, and to the extent set forth in Section 1.1, the obligation, to sell to the Buyer, and the Buyer or its designees or assignees have the obligation to purchase from the Company, Shares as follows:
1.1Facility Purchases. At any time during the Facility Term on or after the Commencement Date, and provided the conditions as set forth Section 6.1 below have been satisfied, with at least five (5) Business Days’ prior written notice, the Company shall have the right, and shall be obligated to the extent set forth below, to direct the Buyer by delivery of a Purchase Notice from time to time, and the Buyer or its designees or assignees thereupon shall have the obligation, to buy the amount of Shares set forth in the Purchase Notice on the Purchase Date (each such purchase, a “Share Purchase”) at the Purchase Price, with the amount of Shares to be purchased by the Buyer or its designees or assignees. During the Facility Term commencing with the first full calendar month following the Commencement Date, Share Purchases shall be required to be made in each calendar month, and the Company shall deliver Purchase Notices providing therefor, in an amount equal to the maximum amount of the Available Amount that remains available to be called upon in such calendar month, subject in each case to the limitations set forth in this Agreement (including the monthly limitation set forth in clause (a) below, Section 1.5 and Section 1.6) and to the satisfaction of the conditions set forth in Section 6.1. The Purchase Notice shall indicate (i) the aggregate value and number of Shares to be sold and (ii) the date of the requested Share Purchase. Within three (3) Business Days following its receipt of a Purchase Notice, the Buyer shall respond to the Company confirming (A) the type of Shares (Common Stock, Non-Voting Common Stock, or a combination thereof) to be sold and (B) any regulatory considerations to be discussed with respect to the proposed Share Purchase. For each Share Purchase, the Buyer shall have the sole option to determine whether such Shares shall be in the form of Common Stock, Non-Voting Common Stock, or a combination thereof. The Company may deliver additional Purchase Notices to the Buyer from time to time so long as the most recent purchase has been completed and provided the conditions as set forth in Section 6.1 below have been satisfied; provided, however, that (a) in no calendar month shall the Company sell a number of Shares with an aggregate Purchase Price in excess of $2,000,000, and (b) in no event shall the Purchase Amount exceed the Available Amount. Notwithstanding anything to the contrary in this Agreement, the Share Purchases shall be effected as a private placement pursuant to an available exemption from the registration requirements of the Securities Act.
1.2Settlement; Payment for Shares. For each Share Purchase, on or before the applicable Purchase Date, the Company shall deliver, or cause the Transfer Agent to deliver, to the Buyer (or its designee) the Shares subject to such Share Purchase, by book-entry on the records of the Transfer Agent. The Buyer or its designees or assignees shall pay to the Company an amount equal to the aggregate Purchase Price for the Shares subject to such Share Purchase less the Applicable Expense Amount as full payment for such Shares via wire transfer of immediately available funds in lawful money of the United States of America to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement, on the first (1st) Business Day following the Buyer’s receipt of such Shares. If the Company or the Transfer Agent shall fail for any reason to deliver any shares of Common Stock to the Buyer on or before the second (2nd) Business Day following the applicable Purchase Date, and the Buyer thereafter purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Buyer of the shares of Common Stock that the Buyer anticipated receiving from the Company in respect of such Share Purchase, then the Company shall, within two (2) Business Days after the Buyer’s request, either (x) pay cash to the Buyer in an amount equal to the Buyer’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such shares of Common Stock shall terminate, or (y) promptly honor its obligation to deliver such shares of Common Stock and pay cash to the Buyer in an amount equal to the excess (if any) of the Cover Price over the aggregate Purchase Price for such shares of Common Stock. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.
1.3Records of Purchases. The Buyer and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and the Purchase Amounts for each purchase, or shall use such other method reasonably satisfactory to the Buyer and the Company to reconcile the remaining Available Amount.
1.4Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Securities to the Buyer made under this Agreement.
1.5Compliance with Principal Trading Market Rules. Notwithstanding anything in this Agreement to the contrary, the total number of Common Shares and Non-Voting Common Stock Conversion Shares (together with any shares of Common Stock required to be aggregated therewith under the applicable rules of Nasdaq) that may be issued under this Agreement shall not exceed an aggregate of 7,080,740 shares of Common Stock (the

“Exchange Cap”), which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue more than such number of shares of Common Stock and Non-Voting Common Stock. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. The foregoing limitation shall not apply, regardless of whether stockholder approval has been obtained, if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all Shares issued under this Agreement is equal to or greater than $0.2804 (the “Minimum Price”), a price equal to the consolidated closing bid price of the Common Stock on the Business Day prior to the date hereof (in such circumstance, for purposes of the Principal Trading Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply). The Minimum Price shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. Notwithstanding anything to the contrary in this Agreement or otherwise, the Company shall not be required or permitted to issue, and the Buyer shall not be required to purchase, any Shares under this Agreement if such issuance would breach the Company’s obligations under the rules or regulations of the Principal Trading Market. The Company shall seek and obtain any approval of the Company’s stockholders required under the rules of the Principal Trading Market for the issuance of all of the Securities issuable under this Agreement in excess of the Exchange Cap (including in respect of issuances at a price less than the Nasdaq “minimum price”), and no Share Purchase in excess of the Exchange Cap shall be made unless and until any such required stockholder approval has been obtained. To the extent permitted in accordance with applicable law, the Buyer undertakes to exercise, and procure the exercise of, voting rights within its control in respect of the Company in favor of any such approval.
1.6Beneficial Ownership Limitation. Notwithstanding anything in this Agreement to the contrary, the Buyer shall not purchase any shares of Common Stock under this Agreement, and the Company shall not issue any shares of Common Stock to the Buyer under this Agreement, to the extent that, after giving effect to such purchase or issuance, the Buyer, together with its Affiliates, would beneficially own (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) in excess of 9.99% of the outstanding shares of Common Stock, and, in lieu of any shares of Common Stock that would otherwise be issued and sold in excess of such limitation, the Company shall issue and sell, and the Buyer shall purchase, an equal number of shares of Non-Voting Common Stock.
2.Representations and Warranties of the Company. The Company hereby represents and warrants to the Buyer that the statements contained in this Section 2 are true and correct as of the date of this Agreement, as of the Commencement Date and as of each Purchase Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).
2.1Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries is (i) duly incorporated and validly existing and in good standing (or such equivalent concepts to the extent they exist under the law of such jurisdiction) under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties and (ii) qualified to do business as a foreign corporation and in good standing (or such equivalent concepts to the extent they exist under the law of such jurisdiction) in each jurisdiction in which such qualification is required, except in each case as would not reasonably be expected to have a Material Adverse Effect.
2.2Capitalization. The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Other than as set forth in the Transaction Documents or as disclosed in the SEC Reports, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities pursuant to this Agreement.
2.3Registration Rights. Except as set forth in the Transaction Documents or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.
2.4Authorization. Except for (i) the Requisite Stockholder Approval (as defined in the PIPE SPA), (ii) the Nasdaq Initial Listing Approval (as defined in the PIPE SPA), and (iii) the filing of the Certificate of Amendment (as defined in the PIPE SPA), with the Nevada Secretary of State, the Company has all requisite corporate power and authority to enter into the Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents, including the issuance and sale of the Securities. Except for (i) the Requisite Stockholder Approval and (ii) the filing of the Certificate of Amendment with the Nevada Secretary of State, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the issuance and sale of the Securities, the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated herein, including the issuance and sale of the Securities, has been taken, including, without limitation, the approval of the Board of Directors (or a committee thereof). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer of this Agreement and that this Agreement constitutes the legal, valid and binding agreement of the Buyer, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
2.5Valid Issuance. Subject to (i) receipt of the Requisite Stockholder Approval (solely with respect to issuances in excess of the Exchange Cap) and (ii) the filing of the Certificate of Amendment, if any, with the Nevada Secretary of State (solely with respect to the shares of Non-Voting Common Stock and Non-Voting Common Stock Conversion Shares), the Shares and the Warrant being purchased by the Buyer hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws), and the holder of the shares of Common Stock shall be entitled to all rights accorded to a holder of Common Stock, and the holder of each share of Non-Voting Common Stock shall be entitled to the rights accorded to a holder of Non-Voting Common Stock. The Non-Voting Common Stock Conversion Shares have been duly and validly authorized and reserved for issuance and, upon conversion of the Non-Voting Common Stock, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws), and the holder of such Non-Voting Common Stock Conversion Shares shall be entitled to all rights accorded to a holder of Common Stock. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Warrant, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities laws), and the holder of such Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock or Non-Voting Common Stock, as applicable. Except as set forth in the Transaction Documents, the issuance and delivery of the Securities does not (a) obligate the Company to offer to issue shares of Common Stock or other securities to any Person (other than the Buyer) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company. Subject to the accuracy of the representations and warranties made by the Buyer in Section 3, the offer and sale of the Securities to the Buyer is, and will be, (i) exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) exempt from (or otherwise not subject to) the registration and qualification requirements of applicable securities laws of the states of the United States.
2.6No Conflict. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities, and the consummation of the other transactions contemplated by the Transaction Documents will not (i) subject to (a) receipt of the Requisite Stockholder Approval and (b) the filing of the Certificate of Amendment with the Nevada Secretary of State, violate any provision of the Articles of Incorporation or Amended and Restated Bylaws of the Company, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any Material Contract, or (iii) subject to the accuracy of the representations and warranties made by the Buyer in Section 3, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
2.7Consents. Assuming the accuracy of the representations and warranties of the Buyer set forth in Section 3 hereof, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of the Transaction Documents, the issuance and sale of the Securities, and the performance by the Company of its other obligations under the Transaction Documents, except (a) as have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale and listing for trading or quotation, as the case may be, thereon in the time and manner required thereby of the maximum aggregate number of shares of Common Stock issuable pursuant to this Agreement, including the Non-Voting Common Stock Conversion Shares and Warrant Shares, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the maximum aggregate number of Securities in the manner contemplated by the Transaction Documents, which will be filed on a timely basis, (d) the filing of the Registration Statement required to be filed by the Registration Rights Agreement,  (e) the filing of the Certificate of Amendment with the Nevada Secretary of State or (f) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Commencement Date pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Commencement Date and each Purchase Date.
2.8SEC Reports; Financial Statements.
(a)The Company has filed or furnished, as applicable, all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement and is in compliance with General Instruction I.A.3 of Form S-3. As of the time it was filed or furnished with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed or furnished, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company is not, and has never been, an issuer subject to Rule 144(i) under the Securities Act.
(b)The consolidated financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods therein specified (except as otherwise noted therein, and except that any unaudited financial statements may not contain certain footnotes and are subject to normal and recurring year-end adjustments). Except as set forth in the Financial Statements filed prior to the date of this Agreement or as contemplated by the Transaction Documents, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements, (ii) those incurred in connection with the preparation and execution of the Redx Transaction Agreement and the agreements and transactions contemplated thereby (including the Series A financing, the voting and support agreements, the lock-up agreements, the contingent value rights agreements and any other ancillary agreements entered into in connection therewith), or (iii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
2.9Absence of Changes. Since December 31, 2025, in each case, other than as set forth in the SEC Reports or as contemplated by the Transaction Documents, (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company or any of its subsidiaries; (b) no material change to any material contract or arrangement by which the Company or any of its subsidiaries is bound or to which any of its assets or properties is subject has been entered into; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under this Section 2.9:
(i)    any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;
(ii)    general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;
(iii)    any change that generally affects industries in which the Company and its subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;
(iv)    earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency, and other force majeure events in the United States or any other location, provided that the Company is not disproportionately affected thereby;
(v)    national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby;
(vi)    material changes in laws after the date of this Agreement; and

(vii)    in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).
2.10Absence of Litigation. The Company’s representations and warranties set forth in the Redx Transaction Agreement in Section 5.13 (Litigation) are hereby incorporated by reference and made by the Company, as qualified by the disclosures in the Acquiror Disclosure Schedule.
2.11Compliance with Law; Permits. Except as set forth in the Transaction Documents or as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.
2.12Intellectual Property. The Company’s representations and warranties set forth in the Redx Transaction Agreement in Section 5.24 (Intellectual Property) are hereby incorporated by reference and made by the Company, as qualified by the disclosures in the Acquiror Disclosure Schedule.
2.13Employee Benefits. The Company’s representations and warranties set forth in the Redx Transaction Agreement in Section 5.22 (Employees and Employee Benefit Plans) are hereby incorporated by reference and made by the Company, as qualified by the disclosures in the Acquiror Disclosure Schedule.
2.14Taxes. The Company’s representations and warranties set forth in the Redx Transaction Agreement in Section 5.21 (Taxes) are hereby incorporated by reference and made by the Company, as qualified by the disclosures in the Acquiror Disclosure Schedule.
2.15Environmental Laws. Except as set forth in the Transaction Documents or as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates, and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.
2.16Title. The Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
2.17Insurance. The Company and its subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and its subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Other than customary end of policy notifications from insurance carriers, since January 1, 2025, the Company has not received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.
2.18Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and, as of the date of this Agreement, are listed for trading on the Nasdaq Capital Market under the symbol “SKYE”. As of the date of this Agreement, other than (i) as disclosed in the SEC Reports and (ii) the Company’s failure to satisfy the minimum stockholders’ equity requirement under the applicable Nasdaq listing rule as of the end of the fiscal quarter most recently completed prior to the date of this Agreement, the Company is in compliance with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, other than as disclosed in the SEC Reports, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Capital Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act.
2.19Sarbanes-Oxley Act. The Company is, and since December 31, 2025, has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.
2.20Regulatory Matters. The Company’s representations and warranties set forth in the Redx Transaction Agreement in Section 5.15 (Regulatory Matters) are hereby incorporated by reference and made by the Company, as qualified by the disclosures in the Acquiror Disclosure Schedule.
2.21Solvency. The Company is not as of the date hereof and, after giving effect to the transactions contemplated hereby to occur hereunder, will not be Insolvent (as defined below). For purposes of this Agreement, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

2.22Accounting Controls and Disclosure Controls and Procedures. Except as set forth in the Transaction Documents or as disclosed in the SEC Reports, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (a) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (b) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (c) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.
2.23Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Securities.
2.24Investment Company Act. The Company is not, and immediately after receipt of payment for the Securities will not be, required to register as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.
2.25General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of the Buyer with respect to offers or sales of the Securities pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the offer and sale of the Securities pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Capital Market. Assuming the accuracy of the representations and warranties of the Buyer set forth in Section 3, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby.
2.26Brokers and Finders. Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.
2.27Reliance by the Buyer. The Company has a reasonable basis for making each of the representations set forth in this Section 2. The Company acknowledges that the Buyer will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.
2.28Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope; (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder; or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.
2.29Cybersecurity. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the Company’s or any subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (ii) except as set forth in the Transaction Documents or as disclosed in the SEC Reports, there has been no security breach or other compromise of or relating to such IT Systems and Data and neither the Company nor any of its subsidiaries has been notified of, or has knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to such IT Systems and Data; (iii) the Company and its subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with commercially reasonable industry standards and practices.
2.30Transactions with Affiliates and Employees. The Company’s representations and warranties set forth in the Redx Transaction Agreement in Section 5.29 (Transactions with Affiliates) are hereby incorporated by reference and made by the Company, as qualified by the disclosures in the Acquiror Disclosure Schedule.
2.31Additional Representations and Warranties.
(a)Any information sent to the stockholders of the Company in connection with the Transaction Documents shall not contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made to the stockholders of the Company not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication to the stockholders of the Company in connection with the Transaction Documents that has become false or misleading.

(b)The Company is not nor does it intend to become a “covered foreign person” within the meaning of the Outbound Investment Security Program. “Outbound Investment Security Program” means the regulations implemented by the U.S. Department of the Treasury under Executive Order 14105 “Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern,” as codified at 31 C.F.R. Part 850.
(c)Neither the Company nor any of its representatives will provide the Buyer with U.S. Sensitive Personal Data and Government-Related Data subject to Data Security Program regulations (28 CFR Parts 202 et seq).
(d)The Company is not, has never been, and so long as any Securities are held by the Buyer, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Buyer’s request.
3.Representations and Warranties of Buyer. The Buyer represents and warrants to the Company that the statements contained in this Section 3 are true and correct as of the date of this Agreement, as of the Commencement Date, and as of each Purchase Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date); provided that the representations and warranties in this Section 3 that relate to the private placement status of the Securities are made only with respect to the Warrant, the Warrant Shares and the Securities issued and sold in a Share Purchase effected as a private placement as contemplated by Section 1.1:
3.1Organization. The Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.
3.2Authorization. The Buyer has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Documents to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of the Buyer or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents to which it will be a party and the consummation of the other transactions contemplated in this Agreement has been taken. The execution, delivery and performance by the Buyer of the Transaction Documents to which the Buyer is a party has been duly authorized and each has been duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.3No Conflicts. The execution, delivery and performance of the Transaction Documents by the Buyer, the purchase of the Securities, in accordance with their terms and the consummation by the Buyer of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by the Buyer (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Buyer, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to the Buyer or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or materially hinder the ability of the Buyer to perform its obligations under the Transaction Documents.
3.4Residency. The Buyer’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below the Buyer’s name on the pertinent signature page of this Agreement, except as otherwise communicated by the Buyer to the Company.
3.5Brokers and Finders. The Buyer has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
3.6Investment Representations and Warranties. The Buyer hereby represents and warrants that, it as of the date of this Agreement is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. The Buyer further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities, and is an “institutional account” as defined by FINRA Rule 4512(c). The Buyer understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyer’s representations as expressed herein.
3.7Intent. The Buyer is purchasing the Securities solely for the Buyer’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Buyer’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if the Buyer is purchasing the Securities as a fiduciary or agent for one or more Buyer accounts, the Buyer has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each such account. The Buyer understands that the Securities must be held indefinitely unless such securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Buyer to hold the Securities for any period of time.
3.8Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities, and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Buyer has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Buyer has considered necessary to make an informed investment decision. The Buyer acknowledges that the Buyer (i) is a sophisticated Buyer, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Buyer acknowledges that the Buyer is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Buyer has adequately analyzed and fully considered the risks of an investment in the Securities, and determined that such securities are a suitable investment for the Buyer. The Buyer is, at this time and in the foreseeable future, able to afford the loss of the Buyer’s entire investment in the Securities, and the Buyer acknowledges specifically that a possibility of total loss exists.
3.9Independent Investment Decision. The Buyer understands that nothing in the Transaction Documents or any other materials presented by or on behalf of the Company to the Buyer in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Buyer has consulted such legal, tax and investment advisors as it, in the Buyer’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
3.10Securities Not Registered; Legends. The Buyer acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Buyer understands that the offering and sale of such securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that such securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Buyer unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Buyer understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Buyer’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Buyer acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. The Buyer acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities, or made any findings or determination as to the fairness of this investment.
The Buyer understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:
“THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ”SECURITIES ACT“), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH TRANSFER OF THE SECURITIES HAS BEEN REGISTERED PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION). NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

In addition, the Securities may contain a legend regarding affiliate status of the Buyer, if applicable, provided that the Company will notify the Buyer in advance of such Purchase Date if such a legend is to be placed on its Securities.
3.11No General Solicitation. The Buyer acknowledges and agrees that the Buyer is purchasing the Securities directly from the Company. Buyer became aware of this offering of the Securities directly from the Company as a result of a pre-existing, substantive relationship with the Company and/or its advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to the Buyer solely by direct contact between the Buyer and the Company and/or its representatives. Buyer did not become aware of this offering of the Securities, nor were the Securities offered to Buyer, by any other means, and none of the Company nor its representatives acted as investment advisor, broker or dealer to Buyer. The Buyer is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities, published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.
3.12Access to Information. In making its decision to purchase the Securities, the Buyer has relied solely upon independent investigation made by the Buyer, upon the SEC Reports and upon the representations, warranties and covenants set forth herein. The Buyer acknowledges and agrees that the Buyer and the Buyer’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, as the Buyer and the Buyer’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities, and that the Buyer has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Buyer shall modify, limit or otherwise affect the Buyer’s right to rely on the Company’s representations and warranties contained in this Agreement.
3.13Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Buyer was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Notwithstanding the foregoing, in the case of the Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Buyer’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Furthermore, in the case of the Buyer whose investment advisor utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or its representatives, the representation set forth above shall only apply after the point in time when the portfolio manager who manages the Buyer’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Buyer’s investment advisor, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Buyer’s investment advisor is also an investment advisor or sub-advisor after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Buyer’s investment advisor is also an investment advisor or sub-advisor was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
4.Covenants.
4.1Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on the Nasdaq Capital Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.
4.2Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Shares to the Buyer made under this Agreement.
4.3Fees and Commissions. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Buyer) relating to or arising out of the transactions contemplated hereby. If (i) the Funded PIPE Amount equals or exceeds $125,000,000 or (ii) this Agreement is terminated pursuant to Section 10.12(b)(ii), the Company shall pay to the Buyer, within five (5) Business Days thereafter, an amount equal to the Applicable Expense Amount less any amounts theretofore deducted from any Purchase Price hereunder, and this sentence shall survive any termination of this Agreement.
4.4No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Shares to the Buyer in accordance with the terms of the Transaction Documents.
4.5Integration. From and after the date of this Agreement, neither the Company, nor any of its Affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would (i) require registration of the offer and sale by the Company to the Buyer of any of the Securities under the Securities Act, or (ii) cause this offering of the Securities by the Company to the Buyer to be integrated with other offerings of securities by the Company in a manner that would require stockholder approval pursuant to the rules and regulations of the Principal Trading Market on which any of the securities of the Company are listed or designated, unless in the case of this clause (ii), stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Trading Market.
4.6Issuance of Warrant. Immediately following the Redx Transaction Agreement Closing, the Company will issue and deliver to the Buyer the Warrant. The Company’s obligation to issue the Warrant shall not be conditioned on the occurrence of any Share Purchase and shall not be affected by any reduction of the Available Amount (including any reduction resulting from the Funded PIPE Amount equaling or exceeding $125,000,000), and this Section shall survive any termination of this Agreement. The Warrant shall be issued in consideration of the Buyer’s execution and delivery of this Agreement and its purchase commitments hereunder, and no additional cash consideration shall be payable in respect of the issuance of the Warrant. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock the maximum number of Warrant Shares issuable upon exercise of the Warrant.
4.7Section 16 Matters.
(a)Prior to the Redx Transaction Agreement Closing, the Company shall take all such steps as may be reasonably necessary or advisable to cause any acquisitions of Company securities (including Common Stock, Non-Voting Common Stock, and derivative securities referencing the same, including but not limited to the Warrant and any other derivative security created by the terms of this Agreement) deemed to occur in connection with entry into this Agreement by the Buyer, to the extent Buyer may be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.
(b)Prior to any Share Purchase under this Agreement, the Company shall take all such steps as may be reasonably necessary or advisable to cause any acquisitions and any dispositions of Shares (derivative securities referencing the same) deemed to occur in connection with the Share Purchase by the Buyer, to the extent Buyer may be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.
5.Transfer Restrictions.
5.1Compliance with Laws. Notwithstanding any other provision of this Section 5, the Buyer covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the applicable Buyer provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require the Buyer to provide to the Company an opinion of counsel selected by the Buyer and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.
5.2Removal of Legends.
(a)In connection with any sale, assignment, transfer or other disposition of the Securities by the Buyer pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Buyer with the requirements of this Agreement, if requested by the Buyer by notice to the Company, the Company shall instruct the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Buyer, provided that the Company has timely received from the Buyer customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.
(b)In addition, without limiting Section 5.2(a), and subject to receipt from the Buyer by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Securities (i) have been sold under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144 (in which case the provisions of Section 5.2(a) shall apply), or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.2(b) and as soon as reasonably practicable following any request therefor from the Buyer accompanied by such customary and reasonably acceptable documentation referred to above, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. If, as a condition to the removal of any legends of any of the Securities, the Transfer Agent requires that the request for removal be accompanied by a certificate and/or an opinion of counsel reasonably satisfactory to the Transfer Agent, to the effect that the proposed transfer does not result in a violation of the Securities Act, the Company and/or its legal counsel shall provide such certificate or opinion with respect to any such transfer. Any shares subject to legend removal under this Section 5 may be transmitted by the Transfer Agent to the Buyer by crediting the account of the Buyer’s prime broker through the facilities of DTC as directed by the Buyer. The Company shall be responsible for the fees of its Transfer Agent, DTC and its legal counsel associated with such legend removal in accordance with the provisions of this Agreement.
6.Conditions of Closing.
6.1Conditions to the Obligation of the Buyer. The obligation of the Buyer to buy Shares pursuant to a Purchase Notice is subject to the satisfaction of each of the following conditions on or before the applicable Purchase Date:
(a)Delivery. The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer.
(b)Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date of this Agreement and as of the Purchase Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Purchase Date.
(c)Performance. The Company shall have performed or complied with in all material respects all obligations and covenants herein required to be performed by it on or prior to the Commencement Date.
(d)Good Standing. The Company shall have delivered to the Buyer: a certificate evidencing the incorporation and good standing of the Company in the State of Nevada issued by the Secretary of State of the State of Nevada as of a date within two (2) Business Days of the Commencement Date. The Company and each of its subsidiaries shall be duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.
(e)Officer’s Certificate. At the Commencement Date, an executive officer of the Company shall have duly executed and delivered or caused to be delivered to the Buyer a certificate addressed to the Buyer certifying (i) as to the satisfaction of the conditions set forth in Section 6.1(b) and Section 6.1(c) as of the Commencement Date, and (ii) that neither the Company nor any other person acting on its behalf has provided the Buyer or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports or otherwise disclosed in any Regulation FD compliant manner.
(f)Secretary’s Certificate. The Company shall have delivered to the Buyer a certificate certifying (i) the Articles of Incorporation, as amended as of the Commencement Date; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the other Transaction Documents, and the transactions contemplated by this Agreement and the other Transaction Documents, including the purchase and sale of the Securities.
(g)Opinion of Company Counsel. The Company shall have delivered to the Buyer the opinion of Cooley LLP and Fennemore Craig, P.C., dated as of the Commencement Date, in customary form and substance to be reasonably agreed upon with the Buyer and addressing such legal matters as the Buyer and the Company reasonably agree.
(h)Nasdaq Approval. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Company shall have provided the applicable listing of additional shares notification to Nasdaq. Notwithstanding any other provision of the Transaction Documents, the Company will not issue any Securities in connection with the transactions contemplated by this Agreement and the other Transaction Documents that will require stockholder approval under NASDAQ Rules 5635(b) or 5635(d) without first obtaining such approval.
(i)No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
(j)Compliance with Laws. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the transactions contemplated by the Transaction Documents, including the purchase and sale of the Securities, all of which shall be in full force and effect.
(k)Registrable Securities. All Registrable Securities (as defined in the Registration Rights Agreement) shall have been registered for resale as required under the Registration Rights Agreement.
(l)Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect (other than, for the avoidance of doubt, as contemplated by the Transaction Documents).

(m)No Event of Default. No Event of Default has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred.
(n)Transaction Agreement Conditions. All conditions to the closing of the transactions contemplated by the Redx Transaction Agreement as set forth therein shall have been satisfied or waived (other than any condition relating to this Agreement or the transactions contemplated hereby and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Redx Transaction Agreement).
(o)Transaction and PIPE Closings. The Redx Transaction Agreement Closing shall have occurred, and the closing of the purchase and sale of the shares of Common Stock and Non-Voting Common Stock under the PIPE SPA shall have occurred.
6.2Conditions to the Obligation of the Company. The right of the Company hereunder to commence sales of the Shares is subject to the satisfaction of each of the following conditions on or before the Commencement Date:
(a)Delivery. The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company.
(b)Representations and Warranties. The representations and warranties of the Buyer in Section 3 hereto shall be true and correct as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Buyer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Commencement Date.
(c)Transaction Agreement Conditions. All conditions to the closing of the transactions contemplated by the Redx Transaction Agreement shall have been satisfied or waived (other than any condition relating to this Agreement or the transactions contemplated hereby and other than those conditions which, by their nature, are to be satisfied at the closing of the transactions contemplated by the Redx Transaction Agreement ).
7.Indemnification.
7.1Indemnification of Buyer. In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its Affiliates, members, officers, directors, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from (A) a breach of the Buyer’s representations and warranties, covenants or agreements contained in this Agreement, or (B) the gross negligence, bad faith or willful misconduct of the Buyer or any other Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
7.2Third Party Claims. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to Section 7.1, such Indemnitee shall promptly notify the Company in writing; provided that the failure to notify Company shall not relieve it from any liability that it may have under Section 7.1 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. The Company shall have the right to participate in any such suit, action, proceeding (including any governmental or regulatory investigation), claim or demand and, to the extent the suit, action, proceeding (including any governmental or regulatory investigation), claim or demand is brought by a third party (a “Third-Party Claim”) and the Company so desires, so long as the Company acknowledges in writing its obligation to indemnify an Indemnitee pursuant to Section 7.1, the Company shall be entitled to assume the defense of any such suit, action, proceeding, claim or demand at the Company’s expense and through counsel selected by the Company (which counsel shall be reasonably acceptable to the Indemnitee). If the Company has assumed the defense of a Third-Party Claim in accordance with this Section 7.2, then no compromise or settlement of such Third-Party Claim may be effected by the Company without the Indemnitee’s prior written consent unless (A) such compromise or settlement (i) includes as an unconditional term thereof the delivery by the Person(s) asserting such claim to the Indemnitee of a written unconditional release from all Indemnified Liabilities in respect of such Third-Party Claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnitee, and (B) the sole relief provided for in such compromise or settlement is monetary damages which will be paid in full by the Company. In any Third-Party Claim the defense of which has been assumed by the Company in accordance with this Section 7.2: (i) the Indemnitee shall have the right to be represented by counsel of its own choosing at the Indemnitee’s sole cost and expense, except the Indemnitee shall be entitled to retain its own counsel at the expense of the Company if (x) the Indemnitee shall have been advised by counsel that there are one or more legal or equitable defenses available to it that are different from or in addition to those available to the Company, and, in the reasonable judgment of the Indemnitee, counsel for the Company could not adequately represent the interests of the Indemnitee because such interests could be in conflict with those of the Company, (y) such Third-Party Claim involves, or is reasonably likely to have a material effect on, any matter beyond the scope of the indemnification obligation of the Company, or (z) the Company shall not have assumed the defense of the Third-Party Claim in a timely fashion; and (ii) the Company shall keep the Indemnitee fully informed as to the status of such Third-Party Claim at all stages thereof, whether or not the Indemnitee is represented by its own counsel. The Company shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably conditioned, withheld or delayed).
8.Events of Default.
8.1Events of Default. An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:
(a)the suspension from trading or failure of the Common Stock to be listed on a Principal Trading Market for a period of two (2) consecutive full Business Days;

(b)the delisting of the Common Stock from the Principal Trading Market, and the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group;
(c)the Company’s breach of any covenant under any Transaction Document if such breach could reasonably be expected to have a Material Adverse Effect, provided that, in the case of a breach of a covenant that is reasonably curable, such breach continues uncured for a period of at least five (5) Business Days;
(d)a Material Adverse Effect;
(e)if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;
(f)if the Company pursuant to or within the meaning of any Bankruptcy Law, (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or (E) becomes insolvent;
(g)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any subsidiary;
(h)the Company fails to timely file any report required to be filed by the Company after the date of this Agreement pursuant to the Exchange Act (considering any applicable regulatory or statutory grace period has lapsed);
(i)the Company is not eligible to transfer its Common Stock electronically as DWAC shares;
(j)the Company defaults on any material debt obligation; and such violation has not been cured within any allowable cure period under such rules or regulations; or
(k)with respect to any Share Purchase, the Registration Statement is unavailable with respect to the Shares (including the Non-Voting Common Stock Conversion Shares) for ten (10) or more consecutive Business Days or for a total of thirty (30) or more Business Days out of the preceding 365 days.
In addition to any other rights and remedies under applicable law and this Agreement, including the Buyer’s termination rights under Section 10.12 hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing the Company may not require and the Buyer shall not be obligated to purchase any shares of Common Stock under this Agreement. If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 8.1(e), 8.1(f) and 8.1(g) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under Section 10.12(a) shall affect the

Company’s or any of the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.
9.Defined Terms.
9.1For purposes of this Agreement, the following terms shall have the following meanings:
(a)“Acquiror Disclosure Schedule” has the meaning set forth in the Redx Transaction Agreement.
(b)“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
(c)“Applicable Expense Amount” means the amount of legal fees and expenses incurred by the Buyer in connection with the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby as of the applicable date that have not previously been deducted from any Purchase Price; provided, however, that the aggregate of all Applicable Expense Amounts under this Agreement shall not exceed $250,000.
(d)“Available Amount” means $22,000,000 in the aggregate which amount shall be reduced by the amount of the Purchase Amount each time the Buyer purchases Shares pursuant to Section 1 hereof; provided, however, that the Available Amount shall be reduced by the amount, if any, by which the aggregate gross equity proceeds actually funded to the Company in connection with the closing of the PIPE (including any additional equity financings occurring or closing concurrently with or in connection with the PIPE, which, for the avoidance of doubt shall include the Series A Investment Amount (as defined in the Redx Transaction Agreement)) (the “Funded PIPE Amount”) exceed $103,000,000. If the Funded PIPE Amount equals or exceeds $125,000,000, the Company shall not be required to sell, and the Buyer shall not be required to purchase, any Shares pursuant to this Agreement.
(e)“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
(f)“Business Day” means any day on which the Principal Trading Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Trading Market is open for trading for a period of time less than the customary time.
(g)“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Buyer. If the Company and the Buyer are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value.

The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
(h)“Common Stock” means the voting common stock of the Company, $0.001 par value per share.
(i)“Commencement Date” means the first date each of the conditions set forth in Sections 6.1 and 6.2 is satisfied.
(j)“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(l)“Facility Term” means the period commencing on the Closing Date (as defined in the PIPE SPA) and terminating on the third anniversary thereof.
(m)“Market Price” means, as of any date of determination, the lowest of (1) the VWAP for the five (5) Trading Days ending on the Trading Day before such date of determination and (2) the Closing Sale Price of the Common Stock on the Trading Day before such date of determination.
(n)“Material Adverse Effect” means any “Acquiror Material Adverse Effect,” as such term is defined in the Redx Transaction Agreement, as well as any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, materially delays or materially impairs the ability of the Company to timely comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Documents, or with respect to a Purchase Date, or would reasonably be expected to do so.
(o)“Material Contract” means any contract, instrument or other agreement to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries is bound that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
(p)“Non-Voting Common Stock” means a new series of non-voting common stock of the Company to be established after the date hereof and prior to the Closing Date, which shall (x) have the same economic rights as the Common Stock on an as-converted basis; (y) be convertible into Common Stock on a one-for-one basis, subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, combination, reclassification or similar transaction; (z) subject to the applicable transfer and other restrictions set forth in the Articles of Incorporation.
(q)“Non-Voting Common Stock Conversion Shares” means the shares of Common Stock issuable upon the conversion or redesignation of the Non-Voting Common Stock.
(r)“Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(s)“PIPE” means the issuance and sale of equity securities by the Company under the PIPE SPA.
(t)“PIPE SPA” means that certain Securities Purchase Agreement, dated August 14, 2026, by and among the Company and the Investors identified therein.
(u)“PIPE Price” means the price per share paid by the Investors (as defined in the PIPE SPA) for the shares of Common Stock sold under the PIPE SPA.
(v)“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date hereof, shall be the Nasdaq Stock Market LLC.
(w)“Purchase Amount” means, with respect to any particular Purchase Notice, the aggregate dollar amount of Shares to be sold as set forth in such Purchase Notice; provided, however that the Buyer shall have the right to reasonably limit the Purchase Amount if the Share Purchase contemplated thereby would trigger regulatory filings pursuant to Hart-Scott-Rodino Antitrust Improvements Act or required to be submitted to the Committee on Foreign Investment in the United States by the Buyer, or would otherwise require other regulatory approvals.
(x)“Purchase Date” means, with respect to any Share Purchase made hereunder, such date as set forth in the Purchase Notice provided by the Business Day immediately following the expiration of the three (3) Business Day response period referred to in Section 1.1 following the Buyer’s receipt of a valid Purchase Notice or such other date as may be agreed between the Buyer and the Company.
(y)“Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyer directing the Buyer to buy Shares on the Purchase Date pursuant to Section 1.1 hereof as specified by the Company therein at the Purchase Price.
(z)“Purchase Price” means, with respect to any Share Purchase, the price per Share for such Share Purchase, which shall be the lesser of (1) the PIPE Price and (2) the Market Price, determined as of the date of receipt of the applicable Purchase Notice, provided that in no event shall the Purchase Price be lower than a price equal to a 10% discount to the PIPE Price.
(aa)“Redx Transaction Agreement” means that certain Transaction Agreement, dated August 14, 2026, by and between the Company and Redx Pharma Limited.
(bb)“Redx Transaction Agreement Closing” means the “Closing” as such term is defined in the Redx Transaction Agreement.
(cc)“Registration Statement” means a registration statement registering for resale by the Buyer the Shares purchased under this Agreement and Non-Voting Common Stock Conversion Shares issuable upon conversion of the Non-Voting Shares purchased pursuant to this Agreement.
(dd)“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed on or prior to the date of this Agreement, Commencement Date or Purchase Date, as applicable, together in each case with any documents incorporated by reference therein or exhibits thereto.
(ee)“Securities” means, collectively, the Common Shares, the Non-Voting Common Shares, the Non-Voting Common Stock Conversion Shares issuable upon conversion of the Non-Voting Common Shares, the Warrant and the Warrant Shares.
(ff)“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.
(gg)“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act).
(hh)“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.
(ii)“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
(jj)“Transaction Documents” means this Agreement and the Registration Rights Agreement (collectively with all other documents, certificates or instruments executed and delivered to the Buyer in connection with the transactions contemplated hereby or thereby).
(kk)“Transfer Agent” means Broadridge Corporate Issuer Solutions, LLC or such other financial institution that provides transfer agent services as the Company may engage from time to time.
(ll)“VWAP” means, for any date or period, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date or period (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date or period (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Buyer and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
(mm)“Warrant Shares” means the shares of Common Stock and/or Non-Voting Common Stock issuable upon exercise of the Warrant.

10.Miscellaneous Provisions.
10.1Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, provided no rejection or undeliverable notice is received, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:
(a)If to the Company, addressed as follows:
Skye Bioscience, Inc.
11250 El Camino Real, Suite 100
San Diego, CA 92130
Telephone: [***]
Attention: Punit Dhillon
Email: [***]
with a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, CA 92130
Telephone: [***]
Attention: Steve Rowles
Email: [***]
(b)If to the Buyer, at its address or e-mail address set forth on its signature page hereto, or such address as subsequently modified by written notice given in accordance with this Section 10.1.
Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.
10.2Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
10.3Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
10.4Waiver. This Agreement may be amended only by a written instrument executed by the Company and the Buyer. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
10.5Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Buyer, and (y) the Buyer, in the case of the Company, provided that the Buyer may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Buyer (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 3). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement unless expressly consented to by the Company.
10.6Confidential Information.
(a)The Buyer covenants that until such time as the transactions contemplated by this Agreement and any material non-public information provided to the Buyer are publicly disclosed by the Company or the earlier termination of this Agreement, the Buyer will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to the Buyer’s Affiliates and its and their respective employees, outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
(b)The Company may request from the Buyer such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Buyer to acquire the Securities, and the Buyer shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Buyer confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of the Principal Trading Market, in which case of clause (i) or (ii), the Company will use commercially reasonable efforts to notify the Buyer and provide the Buyer the opportunity to review such disclosure. The Buyer acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibit to a periodic report or a registration statement of the Company.
10.7Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party hereto may be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or rescission of purchases, sales and other transfers). The parties hereto agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the Buyer or the Company, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the Buyer and the Company, as applicable, under this Agreement all in accordance with the terms of this Section 10.7. Neither the Buyer nor the Company, as applicable, shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, all in accordance with the terms of this Section 10.7.
10.8Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of: (a) the Buyer or its designees or assignees, and (b) Redmile Group, LLC, but only to the extent that the Buyer or its designees or assignees are not funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment. The Buyer may assign, delegate or otherwise transfer all or any portion of its rights or obligations under this Agreement (including with respect to any and all Share Purchases) to one or more funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates without the prior consent of the Company; provided, however, that if any assignment by the Buyer pursuant to the foregoing shall occur, the transferee, designee or assignee shall automatically become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and deliver to the Company a certificate containing representations and warranties substantially similar to the representations and warranties in Section 3 hereof, and such transferee, designee or assignee shall be deemed the “Buyer” and a party hereunder to the extent of the rights and obligations so assigned.
10.9No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
10.10Publicity. The Company shall afford the Buyer and its counsel with the opportunity to review and comment upon the form and substance of, and shall give reasonable consideration to all such comments from the Buyer or its counsel on, the portion(s) of any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Buyer or its purchases hereunder, any of the Transaction Documents or the transactions contemplated thereby. Notwithstanding anything to the contrary contained herein, the Company shall not be required to provide the Buyer with advance notice of any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Buyer, its purchases hereunder or any aspect of the Securities, the Transaction Documents or the transactions contemplated thereby to the extent the disclosure is materially consistent with disclosure previously reviewed by the Buyer or if the only change to such previously reviewed disclosure is to reflect additional purchases of Securities effected pursuant to this Agreement.
10.11Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
10.12Termination. This Agreement may be terminated only as follows:
(a)By Redmile Group, LLC or the Buyer or its designees or assignees at any time an Event of Default has occurred and is continuing without any liability or payment to the Company. However, if pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 8.1(e), 8.1(f) and 8.1(g) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under this Section 10.12(a) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.
(b)This Agreement shall automatically terminate on the earliest to occur of:
(i)The date that the Company sells and the Buyer purchases the full Available Amount as provided herein;
(ii)Upon the closing of one or more equity or equity-linked financings by the Company following the PIPE in which the Company receives aggregate gross proceeds equal to or greater than the Available Amount in effect immediately prior to the closing of such financings (excluding for this purpose any proceeds received by the Company under this Agreement);
(iii)Upon the completion of a change of control transaction pursuant to which control of the Company is acquired by one or more third-party acquirors pursuant to a bona fide transaction or series of transactions (other than the transactions contemplated by the Redx Transaction Agreement);
(iv)Any valid termination of the Redx Transaction Agreement in accordance with its terms; and
(v)Upon the expiration of the Facility Term.
Except as set forth in Sections 10.12(a) (in respect of an Event of Default under Sections 8.1(e), 8.1(f) and 8.1(g)) and 10.12(b), any termination of this Agreement pursuant to this Section 10.12 shall be effected by written notice from the Company to the Buyer, or the Buyer or Redmile Group, LLC to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Buyer contained in Sections

2 and 3 hereof, the indemnification provisions set forth in Section 7 hereof and the agreements and covenants set forth in Sections 4.3, 4.6, 5 and 10 and this paragraph shall survive the Commencement Date and any termination of this Agreement. No termination of this Agreement shall affect the Company’s or the Buyer’s rights or obligations (i) under the Registration Rights Agreement which shall survive any such termination in accordance with its terms or (ii) under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.
10.13Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
10.14Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, negotiations, understandings, representations and statements with respect to such subject matter, whether written or oral, including the Term Sheet, dated August 14, 2026, between the Company and Redmile Biopharma Investments III, L.P. (the “Term Sheet”). Without limiting the foregoing, the Company and the Buyer acknowledge and agree that, effective upon the execution and delivery of this Agreement, the Term Sheet and the obligations of the parties thereunder shall automatically terminate and be of no further force or effect, except that the sections of the Term Sheet entitled “Warrant,” “Confidentiality,” “Third Party Beneficiary” and “Governing Law” shall survive such termination in accordance with the terms of the Term Sheet.
10.15Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.
10.16Contract Interpretation. This Agreement is the joint product of the Buyer and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
10.17Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
COMPANY:

SKYE BIOSCIENCE, INC.
By:
Name: Punit Dhillon
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
BUYER:
REDMILE BIOPHARMA INVESTMENTS III, L.P.
By: Redmile Biopharma Investments III (GP), LLC, its General Partner
By:
Name: Joshua Garcia
Title: Authorized Signatory
Address: c/o Redmile Group, LLC, 900 Larkspur Landing Circle, Suite 270, Larkspur, CA 94939
Email: [***]

EXHIBIT A
FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK AND NON-VOTING COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).
FORM OF WARRANT TO PURCHASE COMMON STOCK
Number of Shares: []
(subject to adjustment)
Warrant No. []    Original Issue Date: [], 202[]
Skye Bioscience, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of []1 shares of voting common stock, $0.001 par value per share (the “Common Stock”), of the Company, non-voting common stock, $0.001 par value per share (the “Non-Voting Common Stock”) of the Company, or a combination thereof (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at the Exercise Price (as defined herein), in each case as adjusted from time to time as provided in Section 9, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after January 1, 2027 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on January 1, 2030 (the “Termination Date”) but not thereafter.
1.    Definitions. For purposes of this Warrant, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.
“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Holder, (ii) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly
1 To equal $5,000,000 divided by PIPE Price.

managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
“Commission” means the U.S. Securities and Exchange Commission.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.
“Exercise Price” means the per share exercise price for the portion of the Warrant, determined as of each date of exercise of any portion of the Warrant, equal to the lesser of (1) the PIPE Price and (2) the Market Price of a share of Common Stock on such date of exercise.
“Group” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, and all related rules, regulations and jurisprudence.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated or unincorporated association, joint venture, government (or an agency or subdivision thereof) or any other entity or organization.
“Market Price” means, as of any date of determination, the lowest of (1) the VWAP for the five (5) Trading Days ending on the Trading Day before such date of determination and (2) the Closing Sale Price of the Common Stock on the Trading Day before such date of determination; provided that in no event shall the Market Price be lower than a price equal to 90% of the PIPE Price.
“PIPE Price” means the price per share paid by the Investors for the shares of Common Stock sold under the PIPE SPA.

“PIPE SPA” means that certain Securities Purchase Agreement, dated August 14, 2026, by and among the Company and the Investors identified therein.
“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Stock Market LLC.
“Purchase Agreement” means that certain Equity Purchase Agreement, dated [●], 2026, by and between Redmile Biopharma Investments III, L.P. and the Company.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.
“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Principal Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Exercise Notice, which as of the Original Issue Date was “T+1.”
“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
“Transfer Agent” means Broadridge Corporate Issuer Solutions, LLC, the Company’s transfer agent and registrar for the Common Stock, and any successor appointed in such capacity.
“VWAP” means, for any date or period, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date or period (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date or period (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
2.    Issuance of Securities; Registration of Warrants. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
3.    Registration of Transfers. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Subject to compliance with all applicable securities laws, the Company shall, or will cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase Common Stock and Non-Voting Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, or will cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.
4.    Exercise of Warrants.
(a)    All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant (including Section 11) at any time and from time to time on or after the Initial Exercise Date and on or before the Termination Date; subject to the Investor (as defined in the Purchase Agreement) not then being in breach of its purchase obligations under the Purchase Agreement.
(b)    The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any. The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that, in the case of an exercise for cash, its representations contained in Sections 4.1 and 4.3 through 4.13 of the PIPE SPA are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the PIPE SPA or, in the case of a cashless exercise, its representations contained in Sections 4.1 and 4.3 of the PIPE

SPA, such transferee Holder’s certification to the Company that such representations are true and correct as to such transferee Holder as of the Exercise Date). The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Trading Days of receipt of such notice.
(c)    The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this section, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
5.    Delivery of Warrant Shares.
(a)    Upon exercise of this Warrant, the Company shall promptly (but in no event later than the number of Trading Days comprising the Standard Settlement Period following the Exercise Date), upon the request of the Holder, cause the Transfer Agent to credit such aggregate number of shares of Common Stock and/or Non-Voting Common Stock, each as specified by the Holder in the Exercise Notice and to which the Holder is entitled pursuant to such exercise (the “Exercise Shares”) to (i) the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system or (ii) in book-entry form via a direct registration system (“DRS”) maintained by or on behalf of the Transfer Agent, in each case, so long as either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or the resale of such Warrant Shares by the Holder or (B) the Exercise Shares are eligible for resale by the Holder without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act (assuming cashless exercise of this Warrant). If (A) and (B) above are not true, the Company shall cause the Transfer Agent to either (i) record the Exercise Shares in the name of the Holder or its designee on the certificates reflecting the Exercise Shares with an appropriate legend regarding restriction on transferability, which shall be issued and dispatched by overnight courier to the address as specified in the Exercise Notice, and on the Company’s share register or (ii) issue such Exercise Shares in the name of the Holder or its designee in restricted book-entry form in the Company’s share register. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, the date of the book entry positions or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be.
(b)    In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to deliver to the Holder or its designee Exercise Shares in the manner required pursuant to Section 5(a) within the Standard Settlement Period following the Exercise Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company) and the Holder or the Holder’s broker on its behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive within the Standard Settlement Period, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, promptly honor its obligation to deliver to the Holder or its designee the Exercise Shares pursuant to Section 5(a) and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price

(including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date; provided, that the foregoing cash payment, together with the equitable relief expressly preserved by Section 5(c), shall be the Holder’s sole and exclusive remedies for such failure. The Holder shall provide the Company written notice promptly after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.
(c)    To the extent permitted by law and subject to Section 5(b), the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Exercise Shares; provided, however, that the Holder shall not be entitled to both (i) require the Company to reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not timely honored and (ii) receive the number of shares of Common Stock and Non-Voting Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 5(a).
6.    Charges, Taxes and Expenses. Issuance and delivery of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense (excluding any applicable stamp duties) in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
7.    Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable contractual indemnity, if requested by the Company. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.
8.    Reservation of Warrant Shares. The Company covenants that it will, at all times while this Warrant is outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock and Non-Voting Common Stock, solely for the purpose of enabling it to issue Warrant Shares in the form of Common Stock and Non-Voting Common Stock upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock and Non-Voting Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company further covenants that it will not, without the prior written consent of the Holder, take any actions to increase the par value of the Common Stock or Non-Voting Common Stock at any time while this Warrant is outstanding.
9.    Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant (the “Number of Warrant Shares”) are subject to adjustment from time to time as set forth in this Section 9.
(a)    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock issued and outstanding on the Original Issue Date and in accordance with the terms of such stock on the Original Issue Date or as amended, that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Number of Warrant Shares shall be recomputed accordingly as of the close of business on such record date and thereafter the Number of Warrant Shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or issuance.
(b)    Pro Rata Distributions. If, on or after the Original Issue Date, the Company shall declare or make any dividend or other pro rata distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but, for the avoidance of doubt, excluding any distribution of shares of Common Stock subject to Section 9(a), any distribution of

Purchase Rights (as defined below) subject to Section 9(c) and any Fundamental Transaction (as defined below) subject to Section 9(d)) (a “Distribution”) then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage (as defined below)) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation.
(c)    Purchase Rights. If at any time on or after the Original Issue Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights; provided, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and at the Holder’s election, in its sole discretion, either (1) such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation) or (2) the Company shall offer the Holder the right upon exercise of such Purchase Right to acquire a security (e.g. a pre-funded warrant) that would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage but will otherwise to the extent possible have economic and other rights, preferences and privileges substantially consistent and on par with the securities or other property issuable upon exercise of the originally offered Purchase Rights. As used in this Section 9(c), (i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities and (ii) “Convertible Securities” mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
(d)    Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (including any Distributions or Purchase Rights then held in abeyance pursuant to Sections 9(b) or 9(c) above) without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 10 below or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. If the Company undertakes a Fundamental Transaction in which the Company is not the surviving entity and the Alternate Consideration includes securities of another Person, then the Company shall provide that, prior to or simultaneously with the consummation of such Fundamental Transaction, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as the Holder is entitled to receive in accordance with the foregoing provisions, and to assume the other obligations under this Warrant. The provisions of this paragraph (d) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction type.
(e)    Number of Warrant Shares. Simultaneously with any adjustment to the Number of Warrant Shares pursuant to Section 9, the Exercise Price shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased Number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.
(f)    Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.
(g)    Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.
(h)    Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(h) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt of any such information.
(i)    Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Trading Market, the Company may at any time during the term of this Warrant, reduce the then-current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.
10.    Payment of Exercise Price. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares in an exchange of securities effected pursuant to Section 3(a)(9) of the Securities Act, determined as follows:

X = Y [(A-B)/A]
where:
“X” equals the number of Warrant Shares to be issued to the Holder;
“Y” equals the total number of Warrant Shares with respect to which this Warrant is then being exercised;
“A” equals the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg Financial Market) as of the Trading Day on the date immediately preceding the Exercise Date; and
“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise). In the event that a registration statement registering the issuance of Warrant Shares is, for any reason, not effective at the time of exercise of this Warrant, then this Warrant may only be exercised through a cashless exercise, as set forth in this Section 10. If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Exercise Shares issued in such exercise shall take on the registered characteristics of the Warrants being exercised and may be tacked on to the holding period of the Warrants being exercised. Except as set forth in Section 5(b) (Buy-in Remedy) and Section 12 (No Fractional Shares), in no event will the exercise of this Warrant be settled in cash.
11.    Limitations on Exercise.
(a)    Notwithstanding anything to the contrary contained herein, the Company shall not issue shares of Common Stock upon the exercise of any portion of this Warrant, and the Holder of this Warrant shall not have the right to acquire any shares of Common Stock upon exercise of any portion of the Warrant, and any such exercise for shares of Common Stock shall be null and void ab initio and treated as if the exercise for shares of Common Stock had not been made, to the extent that immediately prior to or following such exercise, the Holder, together with the Attribution Parties, beneficially owns or would beneficially own as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder, in excess of 9.99% (the “Maximum Percentage”) of the Common Stock that would be issued and outstanding following such exercise.
For purposes of calculating beneficial ownership for determining whether the Maximum Percentage is or will be exceeded, the aggregate number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties, shall include the number of shares of Common Stock held and/or beneficially owned by the Holder together with the Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the relevant Warrant with respect to which the determination is being made but shall exclude (1) the number of shares of

Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrant held and/or beneficially owned by the Holder or the Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company held and/or beneficially owned by such Holder or any Attribution Party (including, without limitation, any convertible notes, convertible stock or warrants) that are subject to a limitation on conversion or exercise analogous to the limitation contained herein, and (2) the number of shares of Non-Voting Common Stock which may be issued upon exercise of any portion of the Warrant. For purposes of this Paragraph 11(a), beneficial ownership of the Holder or the Attribution Parties shall, except as set forth in the immediately preceding sentence, be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder of this Warrant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (such issued and outstanding shares, the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of the Holder, the Company shall within one business day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. The Holder shall disclose to the Company the number of shares of Common Stock that it, together with the Attribution Parties holds and/or beneficially owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to submitting an Exercise Notice for the relevant Warrant. If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s, together with the Attribution Parties’, beneficial ownership of shares of Common Stock, as determined pursuant to this Section 11(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) in lieu of issuing shares of Common Stock, issue a number of shares of Non-Voting Common Stock equal to the number of the Reduction Shares. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, into shares of Common Stock by the Holder and the Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall issue to the Holder a number of shares of Non-Voting Common Stock equal to the number of the Excess Shares. By written notice to the Company, a Holder of this Warrant may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice not in excess of 19.99% (unless stockholder approval is obtained); provided that any increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Company and shall not negatively affect any partial exercise effected prior to such change.
(b)    This Section 11 shall not restrict the number of shares of Common Stock which a Holder or the Attribution Parties may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder or the Attribution Parties may receive in the event of a Fundamental Transaction as contemplated in Section 9(d) of this Warrant. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder or the Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 11 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.
12.    No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.
13.    Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered confirmed e-mail at the e-mail address specified in the books and records of the Transfer Agent prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via confirmed e-mail at the e-mail address specified in the books and records of the Transfer Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.
14.    Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this

Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
15.    Miscellaneous.
(a)    No Rights as a Stockholder. Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
(b)    Further Assurances. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
(c)    Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d)    Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.
(e)    Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
(f)    Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.
(g)    Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
(h)    Severability. If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

[    ]

By:    _________________________________
Name:
Title:

SCHEDULE 1
FORM OF EXERCISE NOTICE
[To be executed by the Holder to purchase shares of Common Stock under the Warrant]
Ladies and Gentlemen:
(1)    The undersigned is the Holder of Warrant No.     (the “Warrant”) issued by [INSERT ISSUER NAME], a Nevada corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.
(2)    The undersigned hereby exercises its right to purchase Warrant Shares in the amount of (i)     shares of Common Stock and (ii)     shares of Non-Voting Common Stock pursuant to the Warrant.
(3)    The Holder intends that payment of the Exercise Price shall be made as (check one):
☐    Cash Exercise
☐    “Cashless Exercise” under Section 10 of the Warrant
(4)    If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $     in immediately available funds to the Company in accordance with the terms of the Warrant.
(5)    Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.
(6)    By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby (i) the Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended and (ii) the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:
Name of Holder:
By:
Name:
Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

EXHIBIT B
FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 21, 2026, is entered into by and between Skye Bioscience, Inc. (the “Company”), and Redmile Biopharma Investments III, L.P. (together with its permitted assigns, the “Buyer”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Equity Purchase Agreement by and among the Company and the Buyer party hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).
WHEREAS:
A.    Upon the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to issue to the Buyer (i) a warrant to purchase shares of Common Stock and/or Non-Voting Common Stock with an aggregate exercise amount of $5,000,000 and (ii) up to $22,000,000 of (x) Common Shares and (y) if applicable pursuant to the terms of the Purchase Agreement, Non-Voting Shares.
B.    To induce the Buyer to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.
NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:
1.    DEFINITIONS.
For purposes of this Agreement, the following terms shall have the following meanings:
(a)    “Person” means any individual or entity, including but not limited to any partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.
(b)    “Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act, relating to the terms of the offering of any portion of the Registrable Securities.
(c)    “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).
(d)    “Registrable Securities” means the Common Shares, the Non-Voting Common Stock Conversion Shares and any Common Stock issued or issuable with respect to the Common Shares or the Non-Voting Common Stock Conversion Shares as a result of any stock split or subdivision, stock dividend, recapitalization, exchange, conversion, redesignation or similar event. For the avoidance of doubt, shares of Non-Voting Common Stock shall not themselves constitute Registrable Securities. Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the earliest to occur of the following events (A) a sale of such securities by the Buyer pursuant to a Registration Statement or Rule 144 (in which case, only such securities sold by the Buyer shall cease to be Registrable Securities), and (B) such securities becoming eligible for sale without restriction by the Buyer pursuant to Rule 144, including without any manner of sale or volume limitations, and without the requirement for the Company to be in compliance with Rule 144(c)(1) (or any successor thereto).
(e)    “Registration Expenses” means all registration and filing fee expenses incurred by the Company in effecting any registration pursuant to this Agreement, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance).
(f)    “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, that Registers Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws. “Registration Statement” shall also include a New Registration Statement, as amended when each became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC.
(g)    “Rule 144” means Rule 144 promulgated under the Securities Act.
(h)    “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all similar fees and commissions relating to the Buyer’s disposition of its Registrable Securities.

2.    REGISTRATION.
(a)    Mandatory Registration. The Company shall, as promptly as reasonably practicable and in any event no later than ten (10) Business Days after the Closing Date (as defined in the PIPE SPA) (the “Filing Deadline”), prepare and file with the SEC an initial Registration Statement (the “Initial Registration Statement”) registering the resale of all Registrable Securities. Before filing the Registration Statement, the Company shall furnish to the Buyer a copy of the Registration Statement. The Buyer and its counsel shall have at least three Business Days prior to the anticipated filing date of a Registration Statement to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related Prospectus, prior to its filing with the SEC. Subject to any SEC comments, such Registration Statement shall include the plan of distribution substantially in the form attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall (i) use commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as the Buyer or its counsel reasonably proposed, and (ii) not file any Registration Statement or Prospectus or any amendment or supplement thereto containing information regarding the Buyer to which the Buyer reasonably objects, unless such information is required to comply with any applicable law or regulation. The Buyer shall promptly furnish all information reasonably requested by the Company with respect to the Buyer and as shall be reasonably required in connection with any registration referred to in this Agreement. The Filing Deadline shall automatically be extended, day for day, by the number of days the SEC is closed for operations due to a government shutdown, without any action required by the Buyer and without such extension constituting a default by the Company.
(b)    Effectiveness. The Company shall use its reasonable best efforts to have the Initial Registration Statement and any amendment declared effective by the SEC at the earliest possible date but no later than the earlier of (a) the 75th calendar day following the earlier of (x) the initial filing date of the Initial Registration Statement and (y) the Filing Deadline, if the SEC notifies the Company that it will “review” the Initial Registration Statement and (b) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company shall notify the Buyer by e-mail as promptly as practicable, and in any event, within 24 hours, after the Registration Statement is declared effective or is supplemented and shall provide the Buyer with copies of any Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall use reasonable best efforts to keep the Initial Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Buyer of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Buyer shall have resold all the Registrable Securities covered thereby pursuant to Rule 144 or pursuant to the Initial Registration Statement; and (ii) the date on which the Registrable Securities may be resold by the Buyer without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect (the “Registration Period”). The Initial Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Effectiveness Deadline shall automatically be extended, day for day, by the number of days the SEC is closed for operations due to a government shutdown, without any action required by the Buyer and without such extension constituting a default by the Company.
(c)    Sufficient Number of Shares Registered. In the event the number of shares available under the Initial Registration Statement or any registration statement to which a prospectus supplement filed pursuant to Section 2(a) relates at any time is insufficient to cover the Registrable Securities, the Company shall, to the extent necessary and permissible, amend the Initial Registration Statement or file a new registration statement (together with any prospectuses or prospectus supplements thereunder, a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than ten Business Days after the necessity therefor arises (the “New Registration Filing Deadline”). The Company shall use its reasonable best efforts to have such amendment and/or New Registration Statement become effective as soon as reasonably practicable following the filing thereof but no later than the earlier of (a) the 75th calendar day following the earlier of (x) the initial filing date of the New Registration Statement and (y) the New Registration Filing Deadline, if the SEC notifies the Company that it will “review” the New Registration Statement and (b) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the New Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of such dates, the “New Registration Effectiveness Deadline”). The provisions of Section 2(a) and (b) shall apply to the New Registration Statement, except as modified hereby. The New Registration Filing Deadline and the New Registration Effectiveness Deadline shall automatically be extended, day for day, by the number of days the SEC is closed for operations due to a government shutdown, without any action required by the Buyer and without such extension constituting a default by the Company.
(d)    [Reserved.]
(e)    Allowable Delays. On no more than two occasions and for not more than 30 consecutive days or for a total of not more than 60 days in any 12 month period, the Company may delay the effectiveness of the Initial Registration Statement or any other Registration Statement, or suspend the use of any Prospectus, in the event that the Company’s Board of Directors reasonably determines, in good faith and upon advice of legal counsel, that such delay or suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Buyer in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Buyer) disclose to the Buyer any material non-public information giving rise to an Allowed Delay, (b) advise the Buyer in writing to cease all sales under the applicable Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.
(f)    Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities) or requires the Buyer to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Buyer is an “underwriter.” The Buyer shall have the right to have its legal counsel, at the Buyer’s expense, to review and oversee any registration or matters pursuant to this Section 2(f), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which the Buyer’s counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2(f), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not name the Buyer as an “underwriter” in such Registration Statement without the prior written consent of the Buyer (provided that, in the event the Buyer withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of the Buyer in any Registration Statement covering the resale thereof until such time as the SEC no longer requires the Buyer to be named as an “underwriter” in such Registration Statement or the Buyer otherwise consents in writing to being so named). Any cut-back imposed on the Buyer pursuant to this Section 2(f) shall be applied first to such Registrable Securities as the Buyer shall designate, unless the SEC Restrictions otherwise require or provide or the Buyer otherwise agrees. From and after such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”), all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein) shall again be applicable to such Cut Back Shares; provided, however, that the date by which the Company is required to file the Registration Statement with respect to such Cut Back Shares shall be the tenth day following the Restriction Termination Date and the date by which the Company is required to have the Registration Statement effective with respect to such Cut Back Shares shall be the 30th day immediately after the Restriction Termination Date.
(g)    Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Buyer and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.
3.    RELATED COMPANY OBLIGATIONS.
With respect to the Registration Statement and whenever any Registrable Securities are to be Registered pursuant to Section 2, including on the Initial Registration Statement or on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:
(a)    Notifications. The Company will promptly notify the Buyer of the time when any subsequent amendment to the Initial Registration Statement or any New Registration Statement, other than documents incorporated by reference, has been filed with the SEC and/or has become effective or where a receipt has been issued therefor or any subsequent supplement to a Prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement, any New Registration Statement or any Prospectus or for additional information.
(b)    Amendments. The Company will prepare and file with the SEC any amendments, post-effective amendments or supplements to the Initial Registration Statement, any New Registration Statement or any Prospectus, as applicable, that, (a) as may be necessary to keep such Registration Statement effective for the Registration Period and to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (the “Exchange Act”) with respect to the distribution of all of the Registrable Securities covered thereby, or (b) in the reasonable opinion of the Buyer and the Company, as may be necessary or advisable in connection with any acquisition or sale of Registrable Securities by the Buyer.
(c)    Buyer Review. The Company will not file any amendment or supplement to the Registration Statement, any New Registration Statement or any Prospectus, other than documents incorporated by reference, relating to the Buyer, the Registrable Securities or the transactions contemplated hereby unless (A) the Buyer and its counsel shall have been advised and afforded the opportunity to review and comment thereon at least three (3) Business Days prior to filing with the SEC and (B) the Company shall have given reasonable due consideration to any comments thereon received from the Buyer or its counsel.
(d)    Copies Available. The Company will furnish to the Buyer whose Registrable Securities are included in any Registration Statement and its counsel copies of the Initial Registration Statement, any Prospectus thereunder (including all documents incorporated by reference therein), any Prospectus supplement thereunder, any New Registration Statement and all amendments to the Initial Registration Statement or any New Registration Statement that are filed with the SEC during the Registration Period (including all documents filed with or furnished to the SEC during such period that are deemed to be incorporated by reference therein), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment) and such other documents as the Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Buyer that are covered by such Registration Statement, in each case as soon as reasonably practicable upon the Buyer’s request and in such quantities as the Buyer may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document to the Buyer to the extent such document is available on EDGAR.
(e)    Notification of Stop Orders; Material Changes. The Company shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable. The Company shall advise the Buyer promptly (but in no event later than 24 hours) and shall confirm such advice in writing, in each case: (i) of the Company’s receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to the Registration Statement or any Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, or any New Registration Statement, or of the Company’s receipt of any notification of the suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or any Prospectus untrue or which requires the making of any additions to or changes to the statements then made in any Registration Statement or any Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend any Registration Statement or any Prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Buyer (and shall not so disclose to the Buyer without the Buyer’s prior written consent) the substance of specific reasons of any of the events set forth in clause (i) through (iii) of the immediately preceding sentence (each, a “Suspension Event”), but rather, shall only be required to disclose that the event has occurred; provided that the Company shall not provide any material non-public information to the Buyer in such notice. If at any time the SEC, or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, the Company shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest practicable time. The Company shall furnish to the Buyer, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Company or its representatives relating to the Initial Registration Statement, any New Registration Statement or any Prospectus, or Prospectus supplement as the case may be. In the event of a Suspension Event set forth in clause (iii) of the second sentence of this Section 3(e), the Company will use its commercially reasonable efforts to publicly disclose such event as soon as reasonably practicable, or otherwise resolve the matter such that sales under Registration Statements may resume.
(f)    Confirmation of Effectiveness. If reasonably requested by the Buyer at any time in respect of any Registration Statement, the Company shall deliver to the Buyer a written confirmation (email being sufficient) from Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Buyer for resale of Registrable Securities.
(g)    Listing. The Company shall use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the Nasdaq Capital Market and/or any other national securities exchange upon which the Common Stock is listed.
(h)    Compliance. The Company shall otherwise use best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act by 9:30 a.m. New York time on the Business Day following the date the applicable Registration Statement is declared effective, promptly inform the Buyer in writing if, at any time during the Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Buyer is required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least 12 months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(h), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(i)    Blue-Sky. The Company shall register or qualify or cooperate with the Buyer and its counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Buyer; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(i), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(i), or (iii) file a general consent to service of process in any such jurisdiction.
(j)    Rule 144. With a view to making available to the Buyer the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Buyer to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish electronically to the Buyer upon request, as long as the Buyer owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Buyer of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
(k)    Cooperation. The Company shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates or uncertificated shares representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request to the extent permitted by such Registration Statement or Rule 144 to effect sales of Registrable Securities; for the avoidance of doubt, the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.
4.    OBLIGATIONS OF THE BUYER.
(a)    Buyer Information. The Buyer shall provide a completed Buyer Questionnaire in the form attached hereto as Exhibit B or such other form of questionnaire or information reasonably required by the Company in connection with the registration of the Registrable Securities within three business days of the Company’s request and no later than the end of the third (3rd) Business Day following the date on which the Buyer receives draft materials in accordance with Section 2(a).
(b)    Suspension of Sales. The Buyer agrees that, upon receipt of any notice from the Company of the existence of an Allowed Delay or a Suspension Event as set forth in

Section 3(e), the Buyer will promptly discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Buyer’s receipt of a notice from the Company confirming the resolution of such Allowed Delay or Suspension Event and that such dispositions may again be made; provided, for the avoidance of doubt, that the foregoing shall not limit the right of the Buyer to sell or otherwise dispose of the Registrable Securities pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act or to settle a transaction pursuant to a Registration Statement as to which a contract for such sale was entered into prior to the Buyer’s receipt of the notice from the Company of the existence of the Allowed Delay or Suspension Event. The Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Buyer in accordance with any sale of Registrable Securities pursuant to a Registration Statement with respect to which the Buyer has entered into a contract for sale prior to the Buyer’s receipt of the notice from the Company of the existence of the Allowed Delay or Suspension Event.
(c)    Buyer Cooperation. The Buyer agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement or New Registration Statement hereunder, unless the Buyer has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.
5.    EXPENSES OF REGISTRATION.
All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Buyer shall be borne by the Buyer.
6.    INDEMNIFICATION.
(a)    To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Buyer, each Person, if any, who controls the Buyer, the members, shareholders, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Buyer and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges and costs (including, without limitation, court costs and costs of preparation), reasonable and documented attorneys’ fees, amounts paid in settlement or reasonable and documented expenses (collectively, “Indemnified Damages”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Claims”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, or (ii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, Exchange Act or any other state securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration of the Registrable Securities (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such Indemnified Damages are incurred and are due and payable, for any reasonable out-of-pocket legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Buyer or such Indemnified Person specifically for use in such Registration Statement or prospectus and was reviewed and approved in writing by the Buyer or such Indemnified Person expressly for use in connection with the preparation of any Registration Statement, any prospectus or any such amendment thereof or supplement thereto, in each case if the foregoing was timely made available by the Company; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the outdated, defective or incorrect prospectus prior to the use giving rise to a Violation; (C) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 8.
(b)    In connection with the Initial Registration Statement, any New Registration Statement or any prospectus, the Buyer, severally and not jointly, agrees to indemnify, hold harmless and defend, the Company, each of its directors, each of its officers who signed the Initial Registration Statement or signs any New Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claims resulting from any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, in each case to the extent, and only to the extent, that such violation occurs in reliance upon and in conformity with information about the Buyer furnished in writing by the Buyer to the Company and reviewed and approved in writing by the Buyer or such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement, any prospectus or any such amendment thereof or supplement thereto. In no event shall the liability of the Buyer be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Buyer in connection with any claim relating to this Section 6 and the amount of any damages the Buyer has otherwise been required to pay by reason of such untrue statement or omission) received by the Buyer upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b), shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 8.
(c)    Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or the Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Party or Indemnified Person in respect to or arising out of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or malfeasance by or on behalf of, the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.
(d)    The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.
(e)    The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
7.    CONTRIBUTION.
To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such seller from the sale of such Registrable Securities giving rise to such contribution obligation.
8.    ASSIGNMENT OF REGISTRATION RIGHTS.
The Company shall not assign this Agreement or any rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Buyer; provided, however, that in any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company is a party and in which the Registrable Securities are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Buyer in connection with such transaction unless such securities are otherwise freely tradable by the Buyer after giving effect to such transaction, and the prior written consent of the Buyer shall not be required for such transaction.

A Buyer may transfer or assign its rights hereunder, in whole or from time to time in part, to an affiliate of the Buyer, to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Buyer, without the prior written consent of the Company, provided that the Buyer complies with all laws applicable thereto, and the provisions of the Purchase Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such assignee agrees in writing to be bound by all of the provisions contained herein.
 The provisions of this Agreement shall be binding upon and inure to the benefit of the Buyer and its successors and permitted assigns.
9.    AMENDMENTS AND WAIVERS.
The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, or waived only by a written instrument executed by (i) the Company and (ii) the Buyer, provided that (A) any party may give a waiver as to itself, and provided further that (B) any amendments to Section 6 or to the definitions of “Filing Deadline,” “Effectiveness Deadline,” or “Registration Period” shall require the written consent of the Buyer.
10.    MISCELLANEOUS.
(a)    Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, provided no rejection or undeliverable notice is received, (c) three days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:
i.    If to the Company, addressed as follows:
Skye Bioscience, Inc.
11250 El Camino Real, Suite 100
San Diego, CA 92130
Telephone: [***]
Attention: Punit Dhillon
Email: [***]
with a copy (which shall not constitute notice):
Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, CA 92130
Telephone: [***]

Attention: Steve Rowles
Email: [***]
ii.    If to the Buyer, at its e-mail address or address set forth on its signature page to the Purchase Agreement or to such e-mail address, or address as subsequently modified by written notice given in accordance with this Section 10.
Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.
(b)    Consent to Electronic Notice. The Buyer consents to the delivery of any stockholder notice pursuant to the Nevada Revised Statutes at the e-mail address set forth below the Buyer’s name on the signature page, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.
(c)    Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
(d)    Governing Law. The provisions of Section 10.3 of the Purchase Agreement are incorporated by reference herein mutatis mutandis.
(e)    Integration. This Agreement and the other Transaction Documents (as defined in the Purchase Agreement) constitute the entire agreement between the parties hereto respecting the subject matter hereof and thereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof and thereof, whether written or oral.
(f)    Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(g)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

(h)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(i)    Contract Interpretation. This Agreement is the joint product of the Buyer and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
(j)    No Third Party Beneficiaries. Except as set forth in Sections 6 and 7, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby except as expressly provided in this Agreement.
(k)    Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
(l)    Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder, general or limited partner or member of the Buyer or of any affiliates or assignees thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, general or limited partner or member of the Buyer or of any affiliates or assignees thereof, as such for any obligation of the Buyer under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
(m)    Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Buyer shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

(n)    Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.
COMPANY:

SKYE BIOSCIENCE, INC.
By:
Name:
Title:
[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.
BUYER:
REDMILE BIOPHARMA INVESTMENTS III, L.P.
By:
Name: Joshua Garcia
Title: Authorized Signatory
[Signature Page to Registration Rights Agreement]

Exhibit A
PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•    distributions to members, partners, stockholders or other equityholders of the selling stockholders;
•    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•    block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•    an exchange distribution in accordance with the rules of the applicable exchange;
•    privately negotiated transactions;
•    short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•    broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•    a combination of any such methods of sale; and
•    any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering or from the conversion of shares of non-voting common stock to shares of common stock.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are

“underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus pursuant to Rule 144 or pursuant to this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

Exhibit B
Buyer Questionnaire
The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
QUESTIONNAIRE
1.    Name.
    (a)    Full Legal Name of Buyer

    (b)    Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

    (c)    Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Buyer:

Telephone:
E-Mail: _____________________________________________________________________
Contact Person:

3. Broker-Dealer Status:
    (a)    Are you a broker-dealer?
    Yes     No
    (b)    If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?
    Yes     No
    Note:    If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
    (c)    Are you an affiliate of a broker-dealer?
    Yes     No
    (d)    If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
    Yes     No
    Note:    If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
4. Beneficial Ownership of Securities of the Company Owned by the Buyer.
Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.
    (a)    Type and Amount of other securities beneficially owned by the Buyer:

5. Relationships with the Company:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

    State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.
By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.
IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.
Date:         Beneficial Owner:

        By:
            Name:
            Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE TO: